UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report
pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report): June 12, 2006

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware		94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Riverway, Suite 2100 Houston, Texas 77056
(Address of principal executive offices)

(713) 850-7600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 12, 2006, Geokinetics Inc. (the “Company”) and four of its subsidiaries (collectively, the “Borrowers”) completed the closing of a new credit facility under the terms of a Revolving Credit Term Loan and Security Agreement dated as of June 8, 2006, among PNC Bank, National Association, as a lender and as the agent for certain other lenders (“Lender”), in an original principal amount of $24,000,000. The Company and each of the Company’s principal subsidiaries are liable for payment of the Borrower’s obligations under the Credit Agreement.

Under the Credit Agreement, the Lender agreed to make the following credit facilities available to the Company, subject to the terms and conditions set forth in the Credit Agreement: (i) a $12,000,000 term credit facility (the proceeds of which were used primarily to pay off all of the obligations of the Company and its subsidiaries to HSBC Bank Canada) and (ii) a $12,000,000 revolving credit facility. The foregoing description is a summary of the material terms of the Credit Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 8.01                Other Events.

On June 15, 2006, the Company issued a press release announcing the closing of a new $24,000,000 credit agreement with PNC Bank, National Association. The press release is furnished hereto as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                Financial Statements and Exhibits.

(d)           Exhibits

10.1      Form of Revolving Credit, Term Loan and Security Agreement dated as of June 8, 2006, among the Company, its principal operating subsidiaries and PNC Bank, National Association, as a Lender and as the agent for certain other lenders.

99.1      Press Release dated June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: June 16, 2006	By:	/s/ Michael A. Schott
Vice President